UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 17, 2009
NexMed, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-22245	87-0449967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6330 Nancy Ridge Drive, Suite 103		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (858) 450-0048

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 8.01  Other Events.

As previously reported in a Current Report on Form 8-K filed on August 14, 2009, NexMed, Inc. (the “Company”) received a letter from The NASDAQ Listing Qualifications Department on August 12, 2009 notifying the Company that it was not in compliance with the minimum $2.5 million in stockholders’ equity requirement for continued listing on the NASDAQ Capital Market set forth in Marketplace Rule 5550(b) (formerly Rule 4310(c)(3)) (the “Rule”).  In accordance with its prior disclosures, the Company timely submitted to the NASDAQ Staff its plan to achieve and sustain compliance with the Rule.  As previously reported in a Current Report on Form 8-K filed on October 14, 2009, the Company was notified by the NASDAQ Listing Qualifications Department on October 8, 2009 that the NASDAQ Staff had reviewed the Company’s submission and determined to deny the Company’s request for continued listing on the NASDAQ Capital Market.  The Company was also informed that its securities would be delisted unless it requested a hearing before the NASDAQ Hearings Panel.

In accordance with its prior disclosures, on October 15, 2009, the Company requested a hearing before the NASDAQ Hearings Panel.  At the hearing, which was held on November 12, 2009, the Company informed the NASDAQ Staff of the Company’s plan to regain compliance through its acquisition of Bio-Quant, Inc. (“Bio-Quant”).  As previously reported in a Current Report on Form 8-K filed on December 17, 2009, the Company completed its acquisition of Bio-Quant on December 14, 2009.

On December 17, 2009, the Company received a letter from the NASDAQ Office of General Counsel notifying that the Company that its request for continued listed had been granted, subject to the condition that, on or before March 31, 2010, the Company evidence stockholders’ equity of at least $2.5 million or a market value of listed securities of at least $35 million, which are the applicable minimum requirements for the continued listing of the Company’s securities on the NASDAQ Capital Market.  The Company’s press release dated December 18, 2009 with respect to this notification from NASDAQ is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The Company remains on notice for maintaining the minimum $1 bid requirement as set forth in NASDAQ Marketplace Rule 5550(a)(2).  However, because NASDAQ had suspended enforcement of this requirement until August 3, 2009, the Company now has until January 25, 2010 to meet that requirement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated December 18, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXMED, INC.

By:	/s/ Mark Westgate
Name: Mark Westgate
Title: Vice President and Chief Financial Officer

Date: December 22, 2009